Exhibit 99.3
11-Nov-2021
Bright Health Group, Inc. (BHG)
Q3 2021 Earnings Call

BRIGHT HEALTH GROUP, INC. PARTICIPANTS

G. Mike Mikan
Vice Chairmen, President & Chief Executive Officer, Bright Health Group, Inc.

Catherine R. Smith
Chief Financial & Administrative Officer, Bright Health Group, Inc.

Simeon Schindelman
Chief Executive Officer, Bright HealthCare, Bright Health Group, Inc.

Sam Srivastava
Chief Executive Officer, NeueHealth, Bright Health Group, Inc.

Stephen Hagan
Investor Relations Director, Bright Health Group, Inc.

OTHER PARTICIPANTS

Kevin Fischbeck
Analyst, BofA Securities, Inc.

Lisa C. Gill
Analyst, JPMorgan Securities LLC

Joshua Raskin
Analyst, Nephron Research LLC

Ricky R. Goldwasser
Analyst, Morgan Stanley & Co. LLC

Jeff Garro
Analyst, Piper Sandler & Co.

Ralph Giacobbe
Analyst, Citigroup Global Markets, Inc.

Justin Lake
Analyst, Wolfe Research LLC

MANAGEMENT DISCUSSION SECTION

Operator: Hello and welcome to the Bright Health Group's Third Quarter 2021 Earnings Conference Call. My
name is Lauren, and I'll be coordinating your call today. [Operator Instructions]

I will now turn the call over to the Bright Health Group.
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Stephen Hagan
Investor Relations Director

Good morning and welcome to Bright Health Group's third quarter 2021 earnings conference call. A question-and-answer session will follow Bright Health Group's prepared remarks. As a reminder, this call is being recorded. Leading the call today are Bright Health Group's President and CEO, Mike Mikan; and CFO and Chief Administrative Officer, Cathy Smith.

Before we begin, we want to remind you that this call may contain forward-looking statements under US federal security laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from historical experiences or present expectations. A description of some of the risks and uncertainties can be found in the reports that we filed with the Securities and Exchange Commission, including the risk factors included in our current and periodic reports we file with the SEC. Except as required by law, we undertake no obligation to revise or update any forward-looking statements or information.

This call will also reference non-GAAP amounts and measures. A reconciliation of the non-GAAP to GAAP measures is available in the company's third quarter press release, available on the company's Investor Relations page at investors.brighthealthgroup.com. Information presented on this call is contained in the earnings release we issued this morning and in our Form 8-K to be filed November 12, 2021, which may be accessed from the Investor Relations page of the company's website.

I will now turn the conference call over to Bright Health Group, Chief Executive Officer, Mike Mikan.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

Good morning, and thank you for joining Bright Health Group's third quarter earnings call. We're pleased to update you on our performance, as well as the continued momentum around our aligned and integrated model. Before I turn it over to Cathy Smith to cover our Q3 results, year-to-date performance and refined outlook for the year, I will provide brief remarks on our business strategy, including proof points and progress toward building the first fully-aligned, national Integrated Systems of Care, notable headwinds and tailwinds impacting our business and our positioning for 2022. We will then open it up for questions from the audience.

We always start with our mission, which is central to what we do at Bright Health Group. Making healthcare right together is built on the belief that by connecting and aligning the best local resources in healthcare delivery with the financing of care. We can deliver better outcomes at a lower cost for all consumers. Bright Health Group is building a truly unique model that we believe will transform how healthcare is delivered. We believe when healthcare is delivered in a fully aligned and integrated model, we can bend the cost curve and most importantly, enhance value for both consumers and providers.

We're encouraged and humbled by the significant growth our business continues to generate. We continue to exceed our internal expectations, driven by strong Bright HealthCare membership, as consumers continue to entrust us with their health and well-being. We now expect enterprise revenue between $4.1 billion and $4.2 billion in fiscal year 2021, a meaningful base to continue building our business into the future. As the company is still building scale, we expect to see some quarterly variation, but we maintain a long-term outlook that we believe will deliver more consistent results and shareholder value over time.

The third quarter was challenging due to a confluence of factors that disproportionately impacted us. First, on top of our significant 2021 ACA open enrollment growth effective on 1/1/2021, we grew in year an average of 30,000 gross new members every month from March to August as a result of the extended 2021 special enrollment period, with a heavy concentration in Florida and North Carolina. This resulted in a significant influx of new members with a shorter duration during the year.

Second, the Southeast, where we have the largest membership concentration, was hardest hit by the COVID-19 Delta variant. In the third quarter, Centers for Disease Control and Prevention data indicated COVID-related hospitalizations in the region more than tripled compared to the second quarter. This had a meaningful impact on our medical utilization in the quarter and meant that healthcare capacity was largely prioritized to treat COVID-related needs.

Due to these factors, we were challenged to engage with members during this period as we typically would consistently throughout the year, which is critical to performance. This hampered our ability to accurately capture the risk of our members and therefore, our estimated 2021 risk score is lower than we had originally anticipated. This resulted in an increase in our risk adjustment payable and a corresponding decrease in our reported premium revenue.

While we experienced a modest reduction in utilization from certain non-COVID-related procedures, the impact of direct COVID utilization and the change in the estimated risk score for our population resulted in an increase in our overall medical cost ratio for the third quarter. Cathy will discuss this in greater detail later on.

We believe matching payment to population health status is needed to align incentives and drive performance in the direct-to-consumer market. However, with a predominantly new and rapidly growing business, population health risk is difficult to estimate in the near term, but improves as our markets and populations mature. Late September and early fourth quarter indications show COVID-19 greatly subsiding, especially in the Southeast. And we've been able to engage more significantly with our members, especially in our owned and managed clinics. This is particularly positive as we build long-term relationships with our consumers. Most importantly, despite these challenges, we see strong evidence that when we deploy our fully aligned model, we deliver demonstrably better results.

Looking at year-to-date performance, our business has driven exceptional growth with solid operating results. The differentiation we are driving through our fully aligned model gives us additional conviction in our approach and strategy. Over the past five years, we have built Bright Health Group into a tremendous platform for growth. We are raising guidance on our end-of-year fiscal year 2021 Bright HealthCare membership from 650,000 to 700,000, an increase of nearly 8%, which gives us confidence in the upper end of our prior revenue range.

As I mentioned earlier, we now expect fiscal year 2021 revenue of $4.1 billion to $4.2 billion, net of risk adjustment. As of September 30, Bright HealthCare serves over 720,000 members across our commercial and Medicare Advantage lines of business, up 8.7% from the end of the second quarter and 247% compared to the third quarter of 2020. NeueHealth also continues to demonstrate strong growth and performance year-to-date, with a total of 131 owned and affiliated primary care clinics, serving over 170,000 patients under value-based arrangements.

As we announced shortly after our last earnings call, we are continuing to bring our differentiated model of aligned and integrated care across the country. In 2022, our geographic footprint will span 17 states and 131 markets, including the expansion of NeueHealth's owned and affiliated care delivery assets into Texas and North Carolina.

We continue to frame our business around the same five key themes we presented last quarter as we update you on our progress. One, we have demonstrated extraordinary growth. Bright HealthCare enrollment exceeded our internal expectations, driven by the extended 2021 special enrollment period for IFP and continued in-year growth in Medicare Advantage. Two, we have delivered consistent performance. Our management of underlying medical costs, excluding COVID, has performed according to our internal expectations and our overall year-to-date performance is solid, considering our growth rate and the impact that COVID-19 Delta variant disproportionately had on our business in 2021.

Three, we are driving differentiation through NeueHealth. We're seeing proof points that highlight the power of our fully aligned Integrated Systems of Care. We are aggressively expanding this model in Florida, and we are also bringing it to Texas and North Carolina in 2022. We are on track to open 25 de novo clinics or more next year. We are also adding more affiliates into our fully aligned model, where providers are clinically, financially and technologically aligned with Bright HealthCare. In addition to the payors we serve today, we are seeing significant interest from new external payors and expect strong growth in non-affiliated revenue in 2022.

Four, we are building one technology platform. Our technology platform is starting to demonstrate measurable results, as we continue investing in the BiOS infrastructure and DocSquad consumer and provider-facing tools.

We have also accelerated our timeline to integrate to one platform, which results in some near-term cost structure headwinds, but will provide the long-term benefits of better insights and better service at a lower cost. We are making progress on integrating the health plan assets we acquired, with integration for all corporate office and support functions expected to be completed in 2022. We now expect full operating platform unification to occur within our commercial business in 2023.

And finally, five, we expect continued future growth. In 2022, we expect four primary avenues for growth. First, continued vertical integration of NeueHealth with Bright HealthCare. Second, solid growth throughout 2022 in our core Medicare Advantage markets, with a focus on complex patient populations, specific ethnic communities requiring cultural competent care and service models, and states with large IFP age-in opportunities. Third, competitive positioning in IFP, both across existing markets and the expansion of our addressable market through entry into new states, including Texas, Georgia and California, three of the largest ACA markets in the nation. At the same time, we will remain disciplined in our growth, making appropriate rate adjustments based on our 2021 experience and competitive positioning. And fourth, diversification of NeueHealth revenue to include a more material contribution from external sources.

With these themes in mind, I'll turn to a brief update on our business. We have strong conviction in our model that aligns the financing of care with the delivery of care. We are focused on serving the consumer in retail healthcare marketplaces, including the individual exchanges, Medicare Advantage and other emerging direct-to-consumer models. Additionally, we expect the healthcare market to continue moving toward consumer-directed health solutions, including increasing Medicare Advantage penetration and employers shifting to models that enable employee choice. Our aligned and integrated care model, which is purpose-built around the needs of the consumer, not the broad PPO networks of the past, is well-positioned to address these market trends.

As I mentioned earlier, I'm perhaps most excited about the proof points that we are seeing in our NeueHealth business. Despite the confluence of challenges in Florida that I mentioned earlier, we are seeing differentiated results for the population of members attributed to fully aligned providers within our Integrated Systems of Care when compared to other members in the broader care partner network.

For example, our IFP members in our fully aligned model today have a 22% lower relative medical costs ratio, 21% lower inpatient admissions and 13% lower emergency department visits. Additionally, across our fully aligned providers, we are trending towards 70% engagement with our attributed population by year end. And we are seeing approximately 20% of our business in a virtual setting. These results are proof points of our aligned and integrated model in action. In Florida, approximately 45% of our IFP membership is attributed to our fully aligned providers today, and we expect this to increase as we continue to add capacity and expand NeueHealth clinics and affiliates in South Florida and new markets.

We are seeing these results extend beyond our IFP population as well, with similar strong performance with our fully aligned providers serving our Medicare populations in California and Central Florida. Our Central Florida risk bearing alignment model has consistently demonstrated low-70s medical cost ratios. This aligned model where we build a longitudinal relationship over time is core to our differentiated offering, serving all consumers through the exchange marketplace and Medicare-related products.

Overall, I'm pleased with our performance in the face of a uniquely challenging year. But more importantly, I'm optimistic about our prospects for the future. We view the headwinds as near-term and remain positive on the outlook for 2022. The strong membership growth to-date demonstrates our ability to take share in competitive markets and highlights the appeal of our aligned and integrated model in consumer-driven markets like IFP and Medicare Advantage.

Our growth has afforded us a terrific business to build off as we enter 2022. We have a strong Medicare Advantage book of business that we will continue to build on in our core markets next year. Additionally, with historically competitive retention rates in the IFP market, longer relationships with our members and more members engaged with our fully aligned care providers, we are positioned for better patient management and risk score capture in 2022. We believe we are well-positioned with our plan pricing in 2022 to gain members and continue to deliver affordable healthcare, while improving margins. And finally, we expect to build on the strong performance of our NeueHealth model in 2022 with the expansion of our own clinics and affiliated providers, supporting our Bright HealthCare entry into Texas and expansion in North Carolina.

We see additional growth opportunities in contracting models that leverage the strength of our NeueHealth business. We're participating in the Direct Contracting program and expect it to be a meaningful contributor to NeueHealth's business in 2022 with significant runway for growth in the future. We also continue to see an opportunity to grow the NeueHealth business with external payors, which is a testament to the appeal of the fully aligned model and enables us to continue to diversifying revenue for NeueHealth during 2022 and beyond. We now expect NeueHealth 2022 revenue to be, at least, 2.5 times our 2021 guidance for revenue, excluding investment income, which will be a meaningful contributor to our consolidated performance.

With that, I'd like to thank our team, our care partners and hand it over to Cathy Smith, our CFO and Chief Administrative Officer, to take us through the numbers.
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Catherine R. Smith
Chief Financial & Administrative Officer, Bright Health Group, Inc.

Thank you, Mike, and good morning, everyone. I'll begin by walking you through our Q3 and year-to-date results and will then provide updated guidance for our 2021 full year outlook as well as some initial comments on 2022.

Our third quarter results reflect continued robust membership and revenue growth. Bright Health Group consolidated revenue increased 206% year-over-year to $1.1 billion in Q3. Bright HealthCare segment revenue for Q3 grew 188% year-over-year to $996 million and NeueHealth third quarter segment revenue of $223 million compares to just under $10 million in the prior year. Our third quarter gross margin was $27.7 million and our adjusted EBITDA declined year-over-year to a loss of $245.9 million, with both impacted by the elevated COVID costs and the risk adjustment cumulative catch-up Mike detailed earlier. Given these factors, we view our year-to date results as more representative of the performance of our business.

The increases in medical costs due to COVID and the headwinds associated with risk adjustment are reflected in our medical cost ratio in the quarter. On a reported basis, our third quarter 2021 MCR at the enterprise level was 103%, up from 90.1% in the third quarter of 2020. COVID had a negative impact on our MCR in the third quarter of 540 basis points, compared to 390 basis points in Q3 of 2020.

As Mike indicated, Florida and North Carolina, two of our largest states, saw significant increases in COVID cases and hospitalizations, disproportionately impacting Bright Health and driving our total COVID expense in the third quarter, up nearly 66% from Q2, with our commercial COVID expense up more than 160% compared to Q2.

Despite the higher incidence of COVID in both states, non-COVID utilization remained slightly below normalized levels in Q3 and in line with our internal forecast. However, the combination of our substantial annual IFP membership growth and COVID-driven capacity constraints created challenges in our ability to see patients, capture underlying health status, and fully code for risk adjustment, impacting our forecast for risk adjustment payments.

Our growth from the 2021 enrollment period and SEP meant 85% of our end of September IFP membership across the country was new to the organization in 2021. So the capacity constrained third quarter represented a meaningful timeframe relative to the duration of our consumer relationships.

Looking specifically at Florida, the state represented over half of our IFP membership as of September 30, and more than 95% of our members are new adds this year due to service area expansion, strong OEP growth on 1/1 and membership growth during every month through September. Our mix of new versus returning members is significantly higher than the average for IFP plans in the state, which have seen approximately 40% of their membership coming from new adds in 2021, making it more challenging for Bright Health to capture underlying risk and impacting our risk adjustment scoring.

The negative impact from risk adjustment scoring, including a true-up for the first half of 2021, was significantly larger than the benefit from lower medical costs associated with non-COVID utilization, resulting in a large net negative impact in the quarter. The change in our estimated risk adjustment payable accrual for the year resulted in a cumulative $134 million impact to Q3 revenue, representing an MCR headwind of approximately 1,200 basis points. Of this $134 million, $89 million was related to the first half of 2021 and when combined with $7 million of negative prior period medical cost developments, represents a total prior period development impact of approximately 900 basis points.

Turning to our year-to-date 2021 results compared to the first nine months of 2020, our revenue increase of 262% reflects our strong membership growth, including the contribution from SEP. Year-to-date, Bright Health Group revenue was over $3 billion. With a quarterly variation in our medical cost ratio due to COVID and risk adjustment, we've used the year-to-date results as a better indicator of the performance of our business. Our year-to-date adjusted EBITDA declined to a loss of $291 million from a loss of $81 million in the prior year period, but was a similar percentage of revenue in both periods.

We continue to make progress on our operating cost ratio with the year-to-date ratio of 25.4%, reflecting a 540 basis points improvement compared to the first nine months of 2020. We are seeing a benefit from top line growth in our operating expense leverage, partially offset by broker commission expense associated with new member growth. However, we realize we are at a peak of inefficiency as we consolidate our systems and processes. The year-to-date MCR performance in both of our businesses is solid, given the challenges this year of COVID, unprecedented growth and the extended 2021 special enrollment period, with a year-to-date MCR of 90.3% compared to 81.6% in the prior year period. COVID costs in 2021 impacted our MCR by 420 basis points compared to 290 basis points in 2020. Most business lines within Bright HealthCare were impacted by COVID. The reported year-to-date MCR for our commercial business was 87.1%, while the reported year-to-date MCR for our Medicare Advantage business was 97.5%.

Overall, despite headwinds to our business in 2021, we continue to see the power of our fully aligned care delivery model in action, as it improves our ability to onboard and care for new members and manage through the challenges of rapid membership growth. We have a good book of business with underlying medical costs in line with our expectations. The integrated care model provides a significant advantage compared to traditional networks and highlights why we are deploying this approach in our largest, fastest growing markets.

While our prior medical cost guidance included an expectation for COVID-related costs, the increase in the third quarter was substantially more than we forecasted. The impact of COVID costs combined with our revised expectation for a risk adjustment payments drives the change to our full year 2021 medical cost ratio forecast. Looking at COVID-related expenses in more detail, COVID expenses in the third quarter were nearly $56 million and had a negative impact to our medical cost ratio of 540 basis points in the quarter. To-date, the third quarter was our highest quarter of COVID expenses due to our increase in membership relative to 2020 and higher COVID cases in our major geographies.

There was a meaningful shift in COVID expenses in the third quarter toward the commercial business, where prior quarters were more evenly split between Medicare Advantage and commercial. As Mike indicated earlier, we expect fourth quarter non-COVID utilization to be in line with typical seasonal trends. We are already seeing COVID costs decrease in the fourth quarter and are forecasting COVID-related utilization modestly below the levels seen in the first two quarters of 2021.

Looking at our NeueHealth business, we serve over 170,000 patients under value-based arrangements, reflecting strong organic growth and the closing of the Centrum acquisition at the start of Q3. The NeueHealth business includes 131 managed and affiliated risk-bearing clinics, and NeueHealth works with over 249,000 care provider partners. NeueHealth continued to drive strong growth through 2021 and is well-positioned for expansion in 2022.

Revenue for our NeueHealth business in the nine months ended September 30 was $385.7 million, reflecting strong organic growth, one quarter of contribution from the Centrum Medical Holdings acquisition, and the contribution from investment income. The year-to-date revenue represents growth of over 1,300% compared to the prior year. Our NeueHealth business in the third quarter benefited from investment income of $46.3 million, increasing total year-to-date investment income to $109 million. Excluding the benefit from investment income, the year-to-date revenue growth rate for NeueHealth is over 900%. We now expect approximately $475 million of full year revenue for our NeueHealth segment, or approximately $575 million inclusive of the $109 million year-to-date investment income.

As we look to 2022, the NeueHealth business will become a more meaningful contributor to our overall revenue and performance. As we've shared, we are opening, at least, 25 new clinics across four key markets. We also expect to bring over 300 new providers into our affiliate model. We expect to grow NeueHealth's external revenue through the Direct Contracting program, where we expect to begin recognizing revenue in January 2022 when the performance period commences, as well as with numerous external payors allowing NeueHealth to continue contributing to the overall business in a capital-efficient model. We are excited about the growth potential of our NeueHealth business next year.

Turning to our balance sheet, as of September 30, 2021, we had approximately $500 million in non-regulated liquidity, including $353 million in highly liquid cash and investments and $149 million in passive equity investment classified as short-term. In the third quarter, the largest changes to our non-regulated cash position came from cash deployed for our Centrum acquisition and regulated legal entity capital infusions to support our growth. This figure does not include $748 million of additional cash and equivalents held by our regulated insurance subsidiaries, which will continue to be sufficiently capitalized at levels above regulatory minimums to allow for continued growth.

During the first nine months of the year, we generated over $230 million in operating cash flow and received $887 million in net proceeds from our IPO. As of September 30, we have no borrowings under our $350 million credit facility.

We are updating our full year 2021 outlook. And we now expect enterprise revenues to be in the range of $4.1 billion to $4.2 billion, the top half of our prior guidance range. This upward revision was driven by strong Bright HealthCare membership growth and an increase in NeueHealth investment income, partially offset by the change in our estimated risk adjustment payable. We expect our enterprise medical cost ratio to be above our prior guidance and are forecasting a reported MCR of 92.5% plus or minus 50 basis points. This upward revision reflects 150 basis points of incremental COVID expenses and 400 basis points of risk adjustment pressure, with the remainder primarily driven by pent-up demand and a percentage of new SEP enrollees.

Our full-year forecast reflects a view that COVID costs in Q4 are modestly below the expense levels in Q1 and Q2, and non-COVID utilization returns to the trend of increasing activity throughout the year, consistent with historical seasonality. We are also adding forecasted guidance on adjusted EBITDA for full-year 2021 in the range of a loss of

$550 million to $600 million. On a segment basis, our revenue forecast reflects an estimate of approximately $700,000 end-of-year members for Bright HealthCare, a nearly 8% increase from our prior guidance. We are also forecasting full-year 2021 NeueHealth revenue of $575 million or approximately $475 million, excluding investment income and an expected intercompany revenue elimination of $350 million.

We will be hosting an Investor Day on December 7 in New York and expect to provide guidance for 2022 at that time. But for now, I'll provide some items to consider for 2022 forecast. We are excited about the growth potential for our NeueHealth business next year, and given the growth opportunities we have previously discussed, we now expect NeueHealth revenue to be at least 2.5 times our 2021 guidance for revenue, excluding investment income. We expect to continue to grow our aligned model with Bright HealthCare, expand our external value-based relationships and capitalize on the large opportunity in DCE. Our external relationships are expected to drive meaningful growth in non-affiliated revenue as we go into 2022.

We continue to view our Bright HealthCare business as well-positioned in our core commercial and Medicare Advantage markets. In our commercial business, we are entering four new states for 2022 and offering IFP plans in California for the first time. In Medicare Advantage, we are focusing on the five states currently representing over 98% of our MA membership. We believe this focus will improve performance over time as we move to one Medicare Advantage platform and ultimately achieve a 4+ star rating. This more focused MA strategy is also a better use of our capital. We will remain disciplined on pricing across our markets, with our pricing reflecting our aligned care delivery model and the expansion of our NeueHealth business. We expect more modest membership growth after an unprecedented year in 2021.

In 2022, we expect a reduction in COVID-related costs, a greater contribution from retained members and an expansion of our fully aligned Integrated System of Care to improve risk adjustment accuracy across both our commercial and Medicare Advantage lines of business. As COVID levels have decreased in Q4, we are already seeing better member engagement, which is improving our ability to capture and accurately code the health status of our members. Although we have sufficient liquidity to meet our growth outlook and expected performance, we've always planned to seek additional growth capital as our business requires. We continue to evaluate alternatives for raising new capital and our largest investor has indicated their intention to participate in any capital raise we pursue in support of our growth plans at or above their pro rata ownership levels. We will provide additional detail on our plans around capital requirements at our Investor Day next month.

Before I turn the call back to Mike, I appreciate our amazing Bright Health team across the country. Working together, we are changing healthcare. Additionally, I want to thank our shareholders for their continued support as we build a national Integrated System of Care.

Now, here's Mike for some closing remarks.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

In summary, we remain positive on the growth we've demonstrated so far in 2021 and the strength of our fully aligned integrated care model in the face of substantial growth and a uniquely challenging year. I'd like to thank the nearly 3,000 Bright Health employees who are hard at work executing on our strategic priorities and making healthcare right by working together. I believe, we are well-positioned to capitalize on this era of consumer choice in healthcare and look forward to keeping you all updated as we progress through the year. I want to introduce two additional colleagues that will join Cathy and I for the question-and-answer session; Sam Srivastava, CEO of our NeueHealth business; as well as Simeon Schindelman, CEO of our Bright HealthCare business.

Operator, let's open it up to questions.
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QUESTION AND ANSWER SECTION

Operator: Of course. [Operator Instructions] Our first question comes from Kevin Fischbeck from Bank of America. Kevin, please proceed.
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Kevin Fischbeck
Analyst, BofA Securities, Inc.

Q: Okay. Great. Thanks. I guess, I appreciate the fact that growing as quickly as you are during a global pandemic that quarter-to-quarter MLR is going to be choppy. I guess, we just love to hear your perspectives about your visibility into where things stand today. And in particular, how confident you are in kind of that cost outlook as you price for next year, the ability to kind of make sure that you are going to see that margin improvement in 2022 which you expect?
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: So Kevin, I got the second part. This is Mike. Thanks for the question. I got the second part, which I'll ask Simeon to talk about. On the first part, are you referring to the remaining – the year 2021 outlook for medical cost ratio?
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Kevin Fischbeck
Analyst, BofA Securities, Inc.

Q: Well, yeah, that – it comes in two parts, right. You've got the base for this year and then you've got the growth into next year. So, just trying to get a sense of how confident you are in the rest of this year and then how confident you are and how you expect things to progress into next year, in that visibility?
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Yeah. So, I mean, the medical cost ratio, when you take a look back, given our significant growth throughout the year, the thing that we were – we very much been focused on is the book of business that we priced for. As we've always talked about, we price to our underlying capabilities and our underlying cost structure and we target a population, and we're really pleased with the member composition or the book of business that we've had. When you compare the growth, especially take Florida, given the size of it and compare that book of business to our over more mature book of business, they're very comparable. And so, that gives us a lot of conviction that we can price for the population that we seek to serve, given our capabilities. As we've talked about, a key differentiator for us is NeueHealth, our fully aligned model. And so, with – when you add that in, we believe we've got a strong predictability or, at least, understanding of our underlying costs, and we've managed that this year. So if you look at our medical expense, we've been pretty consistent throughout the year and we're pleased with that.

The big challenge for us this year in terms of medical cost ratio has been the confluence of factors that I talked about impacting risk adjustment, and it's all about consumer engagement and having consumer engagement throughout the year. When you take the strong starting growth that we had on 1/1, when you couple it with in-year growth, which is a unique factor this year in the ACA marketplace with the extended special enrollment period, during a time period when the Delta COVID impact disproportionately hit Florida, so we basically had the care resources constraints, focused on COVID, that limited our ability to engage with our consumers and accurately code and understand the health status of the population. So that's been the biggest variation that we've had.

And as Cathy said, we – in our prepared remarks, we view that as a tailwind going forward in the next year, because we see some strong signs, encouraging signs from our fully aligned model, especially our owned care centers, but also our affiliates in engaging with consumers. So, we think that leads to predictability and consistency and an improved performance going into 2022.

With that, Simeon, could you answer the question on pricing?
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Simeon Schindelman
Chief Executive Officer-Bright HealthCare, Bright Health Group, Inc.

A: Sure, Mike. Thank you. Appreciate the question, Kevin. The basics here are, our pricing philosophy, as you heard from Mike, is we always price to our underlying cost structure and capabilities, and that has not changed going into 2022. We believe, as you heard from both Mike and Cathy's earlier comments that Bright HealthCare's partnership with NeueHealth gives us a clear medical cost advantage and we're excited about that. Specifically, our 2022 pricing is based on our historical experience, and it includes some ongoing COVID costs. 2022 pricing also includes general medical utilization returning towards a more normalized level.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: So, hopefully, that answers your question, Kevin. And our next question, please.
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Operator: Our next question comes from the line of Lisa Gill from JPMorgan. Lisa, please proceed.
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Lisa C. Gill
Analyst, JPMorgan Securities LLC

Q: Thanks very much. Good morning, and thank you for all the detail. I know it's probably a little early to talk about membership, and I'm sure you'll talk about this in December. But can you just give us any idea, one, how membership in both MA and commercial is trending versus your expectation? And then two, as we think about really fully engaging with the population, as you talked about for 2022, can you talk about 70% engagement for this year? Can you maybe just talk about what your goal would be?
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Sure. So, Lisa, just without getting too far ahead of us, since we're in the kind of early stages of OEP, we're well into AEP, it's early. We don't want to get too far into predictions for next year, although we see encouraging signs, given our positioning and – in the markets that we're participating in. So we feel good about that and we're excited to share an update at the Investor Day.

With respect to engagement, we're – what we highlighted was engagement within our fully aligned model. So one of the benefits of having managed and owned care resources is you can deploy those resources to go after engaging with consumers in a different way than maybe you could in a broad open network where you really have no control. And so, what we're excited about was, when we came out of the Delta variant as it started to subside late in the third quarter, but into the fourth quarter, we ramped up our engagement with our consumers through in-person visits, outreach, virtual visits, as we said 20% now are virtual visits, and we plan on getting to about 70% of our patient population in those fully aligned clinics. We do not see that same level of activity in our non-affiliated clinics and frankly, that's one of our challenges.

So what we're excited about is next year, as Cathy said, we're increasing our capacity through our owned centers. We're also bringing in more aligned affiliates where we can engage with them, get help target the population and then, we're expand – taking that model and expanding it into Texas and North Carolina. And so, that leads us – that gives us encouraging signs that we'll have better engagement next year. On top of that, next year, we've got a strong base to work from. We've got to recapture that will be more similar to the market as opposed to coming into a new year where we've got, as Cathy said, 5% recapture in Florida. So, with all those factors, we feel it's an encouraging sign for us.

And then in terms of a target, I think a target between 80% and 85% is a reasonable target for our fully aligned engagement. And that's – we think that's good for healthcare. We think that's good for consumers. Building a longitudinal long-term relationship between physicians and their clinical teams with patients is a good thing, and we want to encourage that and promote that. And we think that delivers a better result than the broader marketplace.
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Lisa C. Gill
Analyst, JPMorgan Securities LLC

Q: Great. Thanks for the color.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Next question?
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Operator: Our next question comes from the line of Joshua Raskin from Nephron Research. Joshua, your line is now open.
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Joshua Raskin
Analyst, Nephron Research LLC

Q: Hi. Thanks. Good morning. First, just a clarification. I keep hearing pricing to your underlying cost structure, but you've got a combined ratio for the year so far of 115%. So it doesn't sound like that means you're pricing to a target margin in the positives, right? So as you think about 2022, just a clarification on what exactly does that mean pricing for our cost structure still assuming loss? Or do you actually think that means margin? And then my real question is just, it sounds like $500 million of cash if you include the investments, you'll lose $300 million in the fourth quarter based on guidance. And I assume something similar in 2022, I know you alluded to a capital raise. Could you just give us some more color? Do you think that's going to be straight equity? Do you think that'll be convert? Like, are you looking at different things? I'm just curious as we sort of think about the short-term needs for capital.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Yeah. So, to clarify the question on pricing to our underlying cost structure and capability, it's really when we make those comments, we're focused on our underlying unit cost for medical expenses and our expected utilization from the population, the risk of the population we serve. And we talk about underlying capabilities, the more aligned we are, the more we're able to integrate our data, integrate clinically and have a financial alignment, the better we perform overall. So if you go back to that slide that we introduced with our fully aligned model and how it performs versus the broader market of our population, that's really what we're talking about. We think that's a key differentiation for us going forward.

Obviously, we'd like to price to profitability, Josh, to the bottom line. But as of now, as Cathy said, we're inefficient given just the lack of scale that we have, and we're making significant investments to expand and grow our business. So scale matters. We believe we have a pathway to profitability and that over time, as we gain scale, as we build in productivity, getting to one platform and we don't have as much expansion costs, we're going to drive to those target margins that we're talking about. So when we're talking about our underlying capabilities and costs, we're really focused on our underlying medical costs, if you will, so our MCR.

And then the last question around capital, Cathy, can you answer that?
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Catherine R. Smith
Chief Financial & Administrative Officer, Bright Health Group, Inc.

A: Yeah. So, Josh, as I said in my prepared remarks – first off, good morning – we continue to evaluate all our alternatives for raising new capital. So, no specifics today. We'll give us more details at our Investor Day. But we're really fortunate to have the continued support, full support of our board and our largest investor and with their indication that they will participate in any capital raise we do and pursue in support of our growth plans at their pro rata ownership levels. So, more details to come.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Next question, please. Thanks, Josh.
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Operator: Our next question comes from the line of Ricky Goldwasser from Morgan Stanley. Ricky, please go ahead.
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Ricky R. Goldwasser
Analyst, Morgan Stanley & Co. LLC

Q: Yeah. Hi. Good morning. So one follow-up question and one sort of real question. So to sort of follow up on Joshua's question on sort of liquidity and investment, Mike, at what point are you – what do you think you're going to look to kind of like at the balance, right, between investing in growth, investing in infrastructure and expansion versus kind of like cash position, because you've kind of like you gave us kind of like a list of investments that you need to do, right, the investment in the infrastructure that clearly is very important in building the clinics and the technology, but then also investing in, in membership growth. So how do you balance these priorities as you are kind of like facing some sort of kind of like more limited available cash?

And then, secondly, when we think about – I think I heard you say, 70% engagement in the fully aligned clinics. If we think about kind of like your overall membership, one, what percent of your membership is actually seen in either NeueHealth or full – or affiliated clinics? And what is the percent of kind of like wellness visits that you're seeing with members that are kind of like seen in non-affiliated clinics? I think that's just going to give us a good sense of how to think about 2022 top line and ability to risk adjust?
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: So I want to come back to that second part, because I think I missed one component of it, but I'll start with just balancing liquidity and capital priorities. So obviously, we're focused on managing and optimizing our capital of our shareholders and generating optimal returns. We made strategic decisions to get to scale and we've been doing that through market expansion in both IFP as well as Medicare Advantage.

As we think about the long term or – I'm sorry, let me speak more to the near intermediate term, we obviously are paying attention to the capital required to grow. We've got strong support from our existing – our insider investors, our board for our growth plans. And so we're going to continue on that growth plan. But we're all – we also, as you've noted in our – some of our comments, we are investing in NeueHealth and growth in NeueHealth, and we believe we're going to be able to generate external revenue and margin from external sources, if you will. And that's a much more capital efficient model going forward.

So there will be instances where we will focus on core markets. Only we may take a step back as we did during COVID, Ricky, when we decided not to expand in any new markets in 2021. So where we have to prioritize and maximize our existing cash position, we're going to make those tough decisions. And we have, we've proven that in the past. So – and where we're going to benefit from capital efficiencies is – over time is through scale, but also through new sources of revenue in NeueHealth.

Your question around the 70% engagement with fully aligned provider. So today, about 120,000 of our lives are within our fully aligned clinics. Next year, given our capacity expansion in Florida, we expect that to increase significantly. We're also in Texas. The greater proportionate share of our members that we expect in Texas will be in our fully aligned model. So when you take the two, a significant amount of our membership will be within the fully aligned model and big markets of ours. I just assume not get in to percentage today, we'll be more clear on that as we have better line of sight to the growth – to the enrollment in both of those markets, but you'll know that it'll be significantly larger than it is today. Does that answer your question, Ricky?
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Ricky R. Goldwasser
Analyst, Morgan Stanley & Co. LLC

Q: To some levels. I guess, do you have any maybe data you can share with us, as those members that are in nonaffiliated clinics? What percent of them have seen and had kind of like a wellness visit, just to get a sense for ability to risk adjust for next year?
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Oh, I don't have that exact – that percentage for the non-affiliated in aggregate, but we can follow up later today between Stephen and Cathy and get you a more specific number.
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Ricky R. Goldwasser
Analyst, Morgan Stanley & Co. LLC

Q: Great. That would be great. Thank you.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Thanks. Next question, please.
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Operator: Our next question comes from Jeff Garro from Piper Sandler. Jeff, please go ahead.
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Jeff Garro
Analyst, Piper Sandler & Co.

Q: Hi. Good morning, and thanks for taking the questions. I want to ask about the member base and really as it relates to growth and risk adjustment, just looking forward, I think ultimately we'll be looking at the net result of open enrollment. But wanted to ask what are the internal leading indicators telling you about retention trends for your existing member base? And do you have any different assumptions around retention for loyal members versus open enrollment members versus members that came in during the SEP this year?
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: I'll start and Simeon, add if you have any additional color. So, early on, we're seeing encouraging signs in terms of retention in our existing markets through – in OEP and MA, but we're generally expect to be at market performance in terms of retention. But – and early on, we're seeing encouraging signs. I'm not sure if we look at SEP versus OEP in terms of a difference they’re our (00:53:18) members serve for us. So, we look at them overall at the end of the year and we're obviously trying to renew them. So, I'm not sure we distinguish that. Simeon, do you have any answers to that?
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Simeon Schindelman
Chief Executive Officer-Bright HealthCare, Bright Health Group, Inc.

A: We've had a couple of elements. I don't have the numbers in front of me. But although we do watch and study the SEP, renewal activity compared to new OEP members compared to the members that renewed on 1/1, which – I just don't have that in hand right now. We know that year-to-date we feel good about our overall persistency of the entire – the entire book of business has been good this year through the end of the third quarter. So we feel good about overall, and it's contributed to total growth for the company on a year-to-date basis. So, persistency has been strong.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: And I think just looking at SEP, given the newness of it and the uniqueness of the extended program, it's early in the data. So, we're watching and are monitoring it on a monthly basis. Don't know what the impact would be in OEP as of yet, but we're obviously seeking market-type retention.

Thanks. Next question?
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Jeff Garro
Analyst, Piper Sandler & Co.

Q: Great...

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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Oh, sorry. Jeff, were you going to say something?
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Operator: Our next question – I think Jeffrey is now muted. Do you want me to unmute his line?
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Sure. He might had a follow-up that I missed. I'm sorry, I didn't mean to cut him off.
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Jeff Garro
Analyst, Piper Sandler & Co.

Q: ...of utilization in Florida and the growth there. Maybe have you segmented retention with the integrated care population versus the non-integrated as we think about how that applies to your membership base going forward?
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: I missed the first part on utilization. You weren't – for whatever reason, you weren't coming through. But in terms of segmentation, without getting into specific numbers, we do expect a higher retention within our fully aligned providers just because of the engagement that we've had and building that relationship with them. And so we do expect that. But again, we're going to be building capacity and bringing more affiliated physicians into both Florida as well as we expand into Texas. So we do expect greater retention with our aligned physicians.
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Jeff Garro
Analyst, Piper Sandler & Co.

Q: Got it. Thanks.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Thanks. Next question. Lauren?
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Operator: Our next question comes from the line of Ralph Giacobbe from Citigroup. Please go ahead.
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Ralph Giacobbe
Analyst, Citigroup Global Markets, Inc.

Q: Thanks. Good morning. Certainly, appreciate the difficulty in matching population to health status given the growth. But why wouldn't that also be a challenge next year given all the new market entry and maybe even perhaps some headwind from churn in the existing book, just given some of the displacement we saw as a lower cost option in many of the existing markets? And then just a quick follow-up earlier. Can you give us a percentage at all of this either historically or going into 2022 of what percentage of your existing membership you would expect to retain? Thanks.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Well, so we – there are some things that we believe are tailwinds for us. Obviously, next year, we don't expect to have the SEP as the same type of challenge that we have this year. But scale and having an existing book of business, take Florida as an example, we start from a very different position. We start from a comparable incumbent in the market. We know – we'll know the patient base well. We will have come up short vis-à-vis our expectations this year. We're ramping up engagement as we said earlier within our fully aligned model. And we think with stronger retention rates within our existing clinics that we're going to start from a point of strength. So we're excited about that.
With respect to going into new markets, yes, it's going to be challenging, but we always assume, even this year, we assumed going in, in year one, you are going to be undercoded vis-à-vis the health status of the population that you manage. Just like Medicare, you're going to be undercoded. Different in IFP though, risk adjustment is reset every year. It's a relative measure to the market, so incumbents are advantaged and it's reset on a yearly basis. So the more members you can get in early on to treat them for their underlying conditions that you know about because you've got data on them, the more advantaged you are to getting to a accurate code risk scoring for the population that you serve.

As we go to future markets like Texas as an example, by having a greater proportion of our share in our clinics, we can direct those resources to engage early on with that population through our predictive modeling, through our health risk assessment and rewards program, and through our outreach as we attribute lives to our patient base and we've learned a lot through that process in Florida. And we were – we felt good about the activity that we had in Florida sans entering into Delta COVID in the summer months, coupled with the significant growth we were seeing in SEP.

So when you take those two factors away, combined with our expansion of NeueHealth in our fully aligned model and expansion in Florida and then expansion into Texas, we're – we feel really good with encouraging signs that we're going to do better and show improvement from risk capture going forward. And then, retention, we'll talk more about our retention rates as we get more data at our Investor Day. We'll have more information on that and be more explicit. We'll do that then. Thanks, Ralph.
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Ralph Giacobbe
Analyst, Citigroup Global Markets, Inc.

Q: Okay.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Last question, please.
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Operator: Our last question comes from the line of Justin Lake from Wolfe Research. Justin, please go ahead.
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Justin Lake
Analyst, Wolfe Research LLC

Q: Thanks. Good morning. Couple of things here. First, the – trying to cut a piece through the filings, there's a lot of questions around exactly how you price 2022. So I was hoping you might be able to just tell us on your existing book of business on a member-weighted average basis, what kind of price increase we would see for 2022 versus 2021? And then as you look out to 2022 on the new markets, I know you said you're going to be building a bunch of centers in places like Texas where it looks like you're pretty well-positioned from a price perspective, at least. Can you tell us that you – those center offerings, is that way you're going to be – is that were you're going to have the alignment, Mike? Or are you going to – do you also have some partnerships there as well? Thanks.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: Yeah. So let me start with the latter half, and I'll ask Simeon, if you want to talk about specific rate increases. I'm not sure we want to get into that. Generally speaking, Justin, we price to what we believe a competitive position is. We're focused on affordability. We're obviously pricing, as we've said before, to our underlying cost and capability, and so a relative measure of price increase. There's a nuance by market, by product that I'm not sure is easy to simplify. But if you just look at Texas as an example, as I said, we're building 22 clinics, at least, expect to open in Houston and Dallas, and the greater proportion of our membership today is expected to be in those clinics. Plus, we are partnering with aligned – fully aligned groups that – where we can integrate, as I said, from a clinical, financial and technological perspective. And so the bulk of our membership will be either in our centers or with a fully aligned partner, and we think that's going to advantage us. And that's really how we priced our business.

Simeon, do you want to talk about our, at least, high level of the strategy?
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Simeon Schindelman
Chief Executive Officer-Bright HealthCare, Bright Health Group, Inc.

A: The strategy into next year was again, as I mentioned earlier, to fully reflect our anticipated COVID costs next year and those are fully reflected and some modest – some changes in utilization to bring utilization back to a more normalized level. What it ends up being on an overall percentage basis in revenue is going to depend on consumer choices associated with their bronze, silver, gold decision-making and, of course, the weighting we have in each market as well. So getting down to a specific percentage year-over-year is not something. I think we have enough information to give you, say, maybe we can do more on that on Investor Day, but the pricing does fully account for and fully accommodate all of the underlying structural changes that Mike and Cathy have mentioned and associated with the network development driven through NeueHealth.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

A: And then, Justin, just to be specific on Texas, because we're – part of our – core to our strategy is to price to a more narrow offering with our aligned clinics and centers. And as you saw in our prepared remarks, you saw some of the performance proof points that we raised in Florida. We're bringing that same capability to Texas and that gives us encouraging – an encouragement that we can perform at those levels, and so we're excited about that. Thanks for the question.
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G. Mike Mikan
Vice Chairman, President & Chief Executive Officer, Bright Health Group, Inc.

So with that, thank you for your time today, and we look forward to keeping you updated on our progress. Lauren, back to you for any remarks.
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Operator: Okay. This concludes today's call. Thank you for joining, and I hope you all have a lovely rest of your day. You may now disconnect your lines.